Exhibit 10.1

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

INVESTMENT MANAGEMENT AGREEMENT

This Investment Management Agreement (the “Agreement”) is made and entered into this 23 day of August, 2019 by and between: The St. Joe Company, (the “Client”) and Fairholme Capital Management, L.L.C., a Delaware limited liability company and registered investment adviser, having offices at 2601 NE 2nd Avenue, Miami, FL 33137 (“Fairholme”).

In consideration of the mutual covenants contained in this Agreement, the Client and Fairholme hereby agree as follows:

1)  Establishment of the Account.  The Client will establish, or has established, an account (the “Account”) in the Client's name at the financial institution identified in Schedule A (the “Custodian”) in which the Client will deposit or has deposited securities and other assets to be managed by Fairholme under this Agreement.  The Client agrees to complete all account opening documents required by the Custodian to open the Account and to execute and deliver to the Custodian such limited powers-of-attorney or other authorizations as may be required by the Custodian in order to fully establish and effectuate the discretionary authority granted to Fairholme under this Agreement. Neither Fairholme nor its affiliates will at any time act as custodian or have physical custody of any assets in the Account.  The Client authorizes Fairholme to instruct the Custodian on the Client’s behalf (a) to send to the Client and Fairholme monthly statements showing all transactions occurring in the Account during the period covered by the Account statement, and the funds, securities and other property in the Account at the end of the period and (b) to provide Fairholme copies of all trade confirmations, periodic statements and other reports relating to the Account that the Custodian sends to the Client or receives with regard to the Account.

2)  Appointment and Investment Management Services.  (a) On the terms and conditions set forth in this Agreement, the Client hereby appoints and retains Fairholme, and Fairholme hereby accepts such appointment, as the Client’s investment manager with full discretion and authority to manage, invest and reinvest the assets in the Account and provide the other services set forth in this Agreement. Fairholme will have full authority in its discretion without any further approval: (i) to purchase, sell, tender, exchange, convert or exercise, and otherwise acquire or dispose of and trade and deal in or with stocks, bonds, shares of any series of mutual funds (other than funds advised or managed by Fairholme) or of any other investment company managed by Fairholme and other securities or investment instruments of every name and nature and related rights; (ii) to sell short (on margin or otherwise) and to cover such short sales; (iii) to write, buy, and sell options on securities and other investments; (iv) to borrow funds from the Custodian for the purpose of trading on margin or to facilitate the execution and settlement of transactions, and (v) to execute such assignments, representation letters, instruments of transfer, orders and other instruments and to enter into such agreements (including indemnifications) as may be necessary or proper in connection with the management of the Account. The Client hereby appoints Fairholme as the Client’s limited attorney-in-fact for the purposes of exercising the powers and authority granted to Fairholme and discharging Fairholme’s obligations under this Agreement. Without limiting the generality of the foregoing, on Fairholme’s instructions to the Custodian based on the Client’s instructions to Fairholme from time to time, the Client also specifically authorizes the Custodian to remit checks, wire funds, and otherwise to make disbursements of funds held in the Account to accounts established in the Client’s name and for its benefit and which the Client has identified to the Custodian, at banks, broker-dealers, investment companies and/or other financial institutions, or to the Client at the Client’s address indicated in this Agreement, or another address in accordance with the Client’s specific written authorization to Fairholme and the Custodian, or to a third party in accordance with the Client’s specific written instruction to Fairholme and the Custodian. Fairholme is not authorized to withdraw the Client’s funds or other assets except for payment of the Management Fee (as defined in Section 6) in accordance with this Agreement. This is a continuing power-of-attorney and will remain in full force and effect until revoked by the Client in writing in accordance with this Agreement, provided that no such revocation will affect any transaction initiated prior to Fairholme’s receipt of such notice of revocation.

(b) The Client acknowledges and agrees that any income received in respect of the Account, whether consisting of interest, dividends, or income from any other source, will be reinvested in the Account and that all or a portion of the Account may be held in cash or cash equivalents, including securities issued by money market mutual funds. The Client should refer to the prospectus for information about each mutual fund and applicable fees. The discretionary advisory authority granted to Fairholme will be subject to the investment objective, guidelines, policies and restrictions as designated by the Client on Schedule B (as may be amended from time to time in writing), which are subject to Fairholme’s acceptance (which will not be unreasonably withheld). An investment’s compliance with the investment restrictions set forth in Schedule B will be determined on the date of purchase only, based on the price and characteristics of the investment on the date of purchase compared to the value of the Account as of the most recent valuation date, and the investment restrictions set forth in Schedule B will not be deemed breached as a result of changes in value or status of an investment following purchase. The Client represents and warrants to Fairholme that all information contained in Schedule B and in any other materials provided to Fairholme is accurate and complete in all material respects, and that Schedule B contains all the restrictions applicable to Fairholme’s management of the Account, including under any governing documents applicable to the Client or otherwise under any applicable law.  The Client is obligated to promptly notify Fairholme in writing if any representation or warranty ceases to be true.

3)  Brokerage. (a) Fairholme will place orders for the execution of transactions for the Client’s Account in accordance with Part 2A of Fairholme’s Form ADV as may be amended from time to time.  Best price, giving effect to commissions and commission equivalents, if any, and other transaction costs, is normally an important factor in this decision, but the selection also takes into account the quality of brokerage services, including such factors as execution capability, willingness to commit capital, creditworthiness and financial stability, clearance and settlement capability, and the provisions of research and brokerage services, among other factors.  Accordingly, transactions will not always be executed at the lowest available price or commission.  Fairholme may select a broker-dealer that furnishes Fairholme, directly or through correspondent relationships, with research services which provide, in Fairholme’s view, appropriate assistance to Fairholme in its investment decision-making process.  Such research services may include research reports on companies, industries, and securities; economic and financial data; financial publications; computer data bases; and other research-oriented services.  These selections, and the total amount of commissions given a particular broker-dealer, may be made pursuant to an agreement that would bind Fairholme to compensate the selected broker-dealer for the services provided.  Research and other services obtained in this manner may be used in servicing any or all of Fairholme’s clients and may be used in connection with accounts other than those that pay commissions to the broker-dealer relating to the research or other service arrangements.  Fairholme may endeavor to direct sufficient commissions to broker-dealers who, pursuant to such arrangements, provide research or other services in order to ensure the continued receipt of research or other services Fairholme believes is useful in its investment decision-making process.

(b) To the extent practicable and as permitted under applicable law, Fairholme is hereby authorized to, and the Client agrees that Fairholme may, but is not obligated to, bunch or aggregate orders on behalf of the Account with orders on behalf of other clients. In such event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made in a manner which Fairholme considers to be the most fair and equitable over time to all of its clients, including the Client.

(c) As permitted by applicable law, Fairholme is also authorized to execute cross transactions for the Account.  Cross transactions are inter-account transactions which may be effected by Fairholme acting for both the Account and another discretionary client that is the counterparty to the transaction.  Cross transactions enable Fairholme to purchase or sell a block of securities for the Account at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sell order. Fairholme has a potentially conflicting division of loyalties and responsibilities regarding both parties to cross transactions.  The Client understands that its authority to Fairholme to execute cross transactions for the Account is terminable at will without penalty, effective upon receipt by Fairholme of written notice from the Client, and that the failure to terminate such authorization will result in its continuation.

4)  Representations by the Client.  (a) The Client represents and warrants that the Client is the beneficial owner of the Account and that the Client (or an authorized representative) has full power and authority to enter into this Agreement; the terms of this Agreement do not violate any obligation by which the Client is bound, whether arising by contract, operation of law, or otherwise; and this Agreement has been duly authorized by the Client and will be binding on the Client according to its terms.

(b) The Client acknowledges and agrees that there are inherent risks in any investment and that such risks may be magnified by the use of margin, options, and short sales and that Fairholme's investment philosophy requires the concentration of investments in a limited number of issuers and that such concentration may increase the risk of loss.

(c)  The Client agrees that Fairholme’s responsibilities under this Agreement pertain only to the assets in the Account.  If the Account contains only part of the Client’s total investment assets, the Client agrees that Fairholme will not consider and will have no responsibility for (i) the Client assets that are not in the Account or (ii) the diversification of the Client’s total investment assets.

(d) The Client acknowledges and understands that Fairholme is not affiliated with Custodians or broker-dealers executing transactions.

(e) The Client acknowledges and agrees that Fairholme has not and will not provide any legal or tax advice to the Client.

(f) The Client is obligated to notify Fairholme promptly should its financial circumstances or investment objective change materially.

(g) The Client acknowledges having had at least 48 hours to review Fairholme's Form ADV Part 2A  prior to executing this Agreement. The Client also acknowledges having received and had an opportunity to review Fairholme’s Privacy Policy. The Client understands that Fairholme is committed to maintaining the confidentiality, security, and privacy of any and all personal information entrusted to it by prospective, current, and former clients.

(h) If a trustee or other fiduciary has retained Fairholme on behalf of the Client under this Agreement, such trustee or fiduciary represents and warrants that the services to be provided by Fairholme are within the scope of the services and investments authorized by the governing instruments of, and laws and regulations applicable to, the Client and that such trustee or fiduciary is duly authorized to enter into this Agreement.  The trustee or fiduciary will provide Fairholme with copies of the governing instruments authorizing establishment of the Account.  The trustee or fiduciary is obligated to notify Fairholme promptly of any material change in his or her authority or the propriety of maintaining the Account or any investments in the Account.

5)  Accounts Subject to ERISA or Code Section 4975.  (a)    If the Account is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), Fairholme acknowledges that it is a “fiduciary” as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, as applicable, with respect to performing its duties under this Agreement. If the Account is subject to ERISA, (i) Fairholme agrees to maintain appropriate ERISA bonding for the Account and to include within the coverage of the bond Fairholme and its personnel as may be required by law, and (ii) each person signing this Agreement on behalf of the Client represents, warrants and agrees that (s)he is a “named fiduciary” for the Account and has the authority and hereby appoints Fairholme as an “investment manager” within the meaning of Section 3(38) of ERISA for the assets in the Account. The Client also represents, warrants and agrees that (aa) the person(s) signing this Agreement on behalf of the Client, together with the persons identified in Schedule C, if any, have sole investment discretion and authority for the deposit and withdrawal of the assets of the Account and the appointment of Fairholme to manage the Account and the Client is obligated to  notify Fairholme in writing if any of these representations, warranties or agreements change or cease to be true, and (bb) the Client is responsible for the overall diversification of its assets, Fairholme is not responsible for overall compliance of such investments with the requirements of ERISA or any other governing law or documents or any Client assets not in the Account, and such responsibilities remain with the appropriate trustees or other fiduciaries of the Client.

(b)  If the Account is subject to ERISA or Section 4975 of the Code, the Client acknowledges that any investment by the Account in any mutual fund will be made in reliance on Department of Labor Prohibited Transaction Class Exemption 77-4, as amended, or any successor exemption, and any other applicable Department of Labor advisory opinions or other relief.

If the Account is subject to ERISA or Section 4975 of the Code, the specific provisions of Section 2 authorizing Fairholme “to sell short (on margin or otherwise) and to cover such short sales; to write, buy, and sell options on securities and other investments and to borrow funds from the Custodian for the purpose of trading on margin” will not apply. All other powers granted by Section 2 that are consistent with ERISA and Section 4975 of the Code, as applicable, will remain in force.

6)  Management Fee.  Fairholme will not receive a management fee in connection with the services provided by Fairholme to Client hereunder.  Client shall be responsible for all expenses incurred directly in connection with (i) any brokerage commissions and fees for transactions executed for the Account through brokers and dealers; (ii) the Custodian’s custodial fees; or (iii) any other fees; expenses or charges associated with the Account.

7)  Contributions and Withdrawals.  The Client may make additions to the Account at any time. The Client may withdraw assets on written notice to Fairholme, subject to the usual and customary securities settlement procedures. Fairholme maintains the right to terminate an Account that falls below the minimum account size set forth in Part 2A of Fairholme’s Form ADV, which can be found at www.fairholme.net. Fairholme will not impose any start-up, closing, or penalty fees in connection with the Account, however the Custodian may do so.

8)  Scope of Liability.  (a)  To the greatest extent permitted by applicable law, Fairholme will not be liable for any expenses, losses, damages, liabilities, demands, charges and claims of any kind or nature whatsoever (including any costs and expenses, including legal expenses, relating to investigating or defending any demands, charges and claims) (“Losses”) by or with respect to the Client’s Account, except to the extent such Losses are actual losses proven with reasonable certainty, are not speculative, are proven to have been fairly within the contemplation of the parties as of the date of this Agreement, and are determined by a court of competent jurisdiction or an arbitration panel (in accordance with Section 22) in a final non-appealable judgment or order to have been the sole and direct result of an act or omission taken or omitted by Fairholme during the term of this Agreement which constitutes willful malfeasance, bad faith, illegal conduct, reckless disregard or gross negligence with respect to Fairholme’s obligations under this Agreement.  Without limiting the generality of the foregoing, Fairholme will not be liable for any indirect, special, incidental or consequential damages or other losses (regardless of whether such damages or other losses were reasonably foreseeable). Fairholme will not be responsible for any Losses incurred after termination of the Account. Fairholme will have no responsibility whatsoever for the management of any of the Client’s assets which are not managed by Fairholme and will incur no liability for any Losses that may result from the management, mismanagement or non-management of such other assets of the Client. Certain U.S. federal and state laws (including ERISA) may impose liabilities under certain circumstances on persons who act in good faith, and nothing in this Agreement will in any way constitute a waiver or limitation of any rights that the Client may have under any such applicable laws.  Subject to the foregoing, the Client’s rights under this Section 8(a) will be the exclusive remedy for any breach by Fairholme of this Agreement.

(b)  Fairholme gives no warranty as to the performance or profitability of the Client’s Account or any part thereof, nor any guarantee that the investment objective, expectations or targets described in this Agreement or in the investment guidelines set forth in Schedule B or the Client’s policy statements will be achieved, including, without limitation, any risk control, risk management or return objectives, expectations or targets.  The Account may suffer loss of principal, and income, if any, may fluctuate.  The value of the Account’s investments may be affected by a variety of factors, including economic and political developments, interest rates and issuer-specific events, market conditions, sector positioning, and other factors.  Fairholme will not be responsible for the performance by any person not affiliated with Fairholme or such person’s commercial obligations in executing, completing or satisfying such person’s obligations.

(c)  In addition to the above and to the greatest extent permitted under applicable law, the Client agrees that Fairholme will have no liability for and the Client agrees to reimburse, indemnify and hold harmless Fairholme and its partners, directors, officers,  employees, agents and any person controlled by or controlling Fairholme (“Indemnitees”) from all Losses that: (i) result from: (aa) any misrepresentation, act or omission or alleged misrepresentation, act or omission by the Client or the Client’s previous or other advisers, custodians or other agents; (bb) any inaccuracy or breach of the Client’s representations, warranties, covenants or agreements contained in this Agreement; (cc) Fairholme’s following the Client’s or the Client’s agent’s directions or failing to follow the Client’s or the Client’s agent’s unlawful or unreasonable directions; (dd) any of the Client’s actions or the actions of the Client’s previous or other advisers, custodians or other agents; or (ee) the failure by any person not controlled by Fairholme to perform any obligations to the Client; or (ii) arise out of or relate to any demand, charge or claim in respect of an Indemnitee’s acts, omissions, transactions, duties, obligations or responsibilities arising under this Agreement, unless: (aa) a court with appropriate jurisdiction has determined by a final judgment which is not subject to appeal that such Indemnitee is liable in respect of the demands, charges and claims referred to in this Agreement; or (bb) such Indemnitee has settled such demands, charges and claims without the consent of the Client.

(d)  In addition to the above, and without limiting any other provision of this Agreement, Fairholme will not be liable for (i) force majeure or other events beyond the control of Fairholme, including, without limitation, any failure, default or delay in performance resulting from computer or other electronic or mechanical equipment failure, unauthorized access, theft, operator errors, government restrictions, exchange or market rulings or suspension of trading, strikes, failure of common carrier or utility systems, severe weather or breakdown in communications not reasonably within the control of Fairholme or other causes commonly known as “acts of god,” whether or not any such cause was reasonably foreseeable, or (ii) general market conditions rather than a violation of this Agreement by Fairholme.

9)  Non-Exclusive Agreement.  Fairholme acts as an investment adviser to other clients, including individuals, corporations, plans and accounts subject to ERISA or Section 4975 of the Code, publicly traded investment companies, and investment limited partnerships, and receives fees for such services.  Nothing in this Agreement will be construed as limiting in any way the ability of Fairholme to enter into any other investment management agreement with the same or different terms.

10)  Conflicts of Interest.  (a) Advice given and actions taken under this Agreement for the Client’s Account may differ from advice given or the timing and nature of action taken by Fairholme in the management of other client accounts or the accounts of Fairholme or any of its principals, members, officers, or employees. While Fairholme attempts to treat all clients fairly and equitably over time, it cannot guarantee that the Client’s Account will receive identical treatment to other accounts, even if other accounts receive significant financial gain as a direct result of unequal treatment. Fairholme may purchase or sell securities for the Client’s Account in which Fairholme, or any of its principals, members, officers, or employees, may have and continue to have or may acquire a position or interest and nothing in this Agreement will prevent Fairholme, or any of its principals, members, officers, or employees, from acquiring or disposing of any securities. In addition, nothing in this Agreement will be deemed to impose on Fairholme any obligation to purchase or sell for the Client any security or other asset which Fairholme, its principals, affiliates or employees may directly or indirectly purchase or sell for its or their own accounts or for the account of any other client.

(b) The Client acknowledges that Fairholme, in the course of its investment advisory and other activities, may come into possession of confidential or material nonpublic information about companies, including companies in which Fairholme or its affiliates have invested or seek to invest on behalf of its clients and/or shareholders. Fairholme is prohibited from improperly disclosing or using such information for its own benefit or for the benefit of any other person, regardless of whether such other person is a client of Fairholme. Fairholme maintains and enforces written policies and procedures that prohibit the communication of such information to persons who do not have a legitimate need to know such information and to assure that Fairholme is meeting its obligations to clients and remains in compliance with applicable law. The Client understands and agrees that (i) these policies and procedures are necessary and appropriate and recognizes that, in certain circumstances, Fairholme will have possession of certain confidential or material, nonpublic information which, if disclosed, might be material to a decision to buy, sell or hold a security, but that Fairholme will be prohibited from communicating such information to the Client or using such information for the Client’s benefit; and (ii) Fairholme will have no responsibility or liability to the Client for not disclosing such information to the Client (or the fact that Fairholme possesses such information), or not using  such information for the Client’s benefit, as a result of following Fairholme’s policies and procedures designed to provide reasonable assurances that it is complying with applicable law.

(c) The Client also acknowledges and agrees that Fairholme may, by providing written notice to the Client, relinquish to the Client investment discretion for any particular security held in the Account due to conflicts of interest described in this Section or in Fairholme's Form ADV 2A. Thereafter the Client, or the Client’s trustees or fiduciaries, as applicable, will have investment discretion for the securities identified in such written notice. In the event the Client, or the Client’s trustees or fiduciaries, as applicable, desire to transact with such securities held in the Account, they will be entitled to instruct Fairholme, which will then act in its ministerial position to forward such instructions to the Custodian or any broker-dealer. The Client acknowledges and agrees that Fairholme may seek the Client’s authorization to regain investment discretion for any security for which Fairholme has previously relinquished investment discretion to the Client by notifying the Client in accordance with Section 10(d) below, of the security for which Fairholme seeks to regain investment discretion and informing the Client that the conflict circumstances previously requiring Fairholme to relinquish investment discretion have changed and are no longer applicable to Fairholme’s management of the security. The Client agrees to respond in writing to any request by Fairholme to regain investment discretion for any such security within 61 calendar days of the date of the request and the Client agrees that, if it fails to respond in writing within 61 calendar days, Fairholme may treat the Client’s non-response as the Client’s authorization to Fairholme to exercise investment discretion for the security as of the 61st day after any such request.

(d) Fairholme may from time to time request that the Client consent or agree to a particular matter, including one that raises actual or potential conflicts for Fairholme. When seeking the Client’s consent or agreement, Fairholme may do so by notifying the Client or the Client’s designated representative of the matter by facsimile, e-mail or other message at the name and address the Client has specified in this Agreement. The Client shall promptly inform Fairholme of an alternative way to contact the Client or the Client’s representative if the contact information the Client has provided changes.  Fairholme may continue to send transmissions to the e-mail address provided until Fairholme receives notice of a change from the Client.  Any notices sent using these procedures will be deemed to be sufficient.  The Client or the Client’s designated representative may consent and agree or object to the matter described in the notice by notifying Fairholme, in writing or by email, in accordance with Section 16 by the time and date stated in the notice or as otherwise provided above.  The Client acknowledges and agrees that, if the Client or the Client’s designated representative does not timely object, the Client will be deemed to have consented or agreed to the matter.

(e) The Client acknowledges that the Client understands the risks and conflicts of interest disclosures described above and in Fairholme’s  Form ADV Part 2A and authorizes Fairholme to provide the advisory services described in this Agreement notwithstanding any of these actual or potential conflicts of interest and such additional conflicts as may be set forth in Fairholme’s Form ADV Part 2A, as the same may be delivered to the Client.

11)  Proxy Voting.  Unless the parties otherwise agree in writing, Fairholme shall have no obligation or authority to take any action with respect to the voting of proxies solicited by or with respect to issuers of securities held by an Account.  The Client (or the plan fiduciary in the case of an Account subject to the provisions of ERISA) expressly retains the authority and responsibility for voting of any such proxies.

12)  Legal Actions.  Fairholme has no obligation or authority to act on behalf of or advise the Client on any legal proceedings including class actions concerning securities currently or formerly held in the Account.

13)  Assignment and Amendment.  This Agreement may not be assigned (within the meaning of the Advisers Act) by either party without the consent of the other party. The terms of this Agreement (other than the information reported by the Client on Schedule A or B) may be amended by Fairholme on 30 days written notice to the Client.

14) Termination.  This Agreement may be terminated by either party at any time on written notice to the other party. Such termination will not, however, affect liabilities or obligations incurred or arising from transactions initiated under this Agreement prior to such termination. The death, disability, or incompetence of the Client will not automatically result in termination of this

Agreement, although Fairholme may terminate this Agreement on the death, disability, or incompetence of the Client. With the consent of Fairholme, the legal representatives of the Client will succeed as assignee on the death, disability, or incompetence of the Client and the legal representative will retain all rights conferred to the Client under this Agreement, including the right to terminate the Agreement at any time. Upon termination, except as the Client may otherwise direct, the Account will be liquidated by Fairholme in an orderly manner.  Fairholme may effect cross transactions for the Account, as permitted under Section 3(c) above, to effect such liquidation.  It is the Client’s responsibility to monitor any remaining securities in the Account, and the Client agrees that Fairholme will have no further obligation to act or advise the Client on those assets.

15)  Access To and Use of Online Services.  (a) Fairholme (and certain third-party service providers) may provide the Client with access to online services in support of the Account (“Online Services”), which may include access to copies of any agreements entered into between the Client and Fairholme with respect to the Account.  In the event the Client uses such Online Services, Fairholme will provide the Client with an e-mail notification whenever Account documents have been uploaded to the Online Services or whenever changes have been made to existing Account documents that are available via the Online Services.  The Client agrees that an electronic signature submitted via the Online Services is equally as binding as a paper signature and acknowledges that Account documents may be signed electronically through the Online Services.

(b)  The Client agrees that the Online Services made available by Fairholme with respect to the Account may only be used by the Client (or a person whom the Client has authorized) after Fairholme (or a third-party service provider on Fairholme’s behalf) has issued a user identification (“User ID”) to and authorized a password for the Client.

(c)  The Client agrees to notify Fairholme immediately if the Client knows or suspects that the confidentiality of the Client’s User ID or password has been compromised.  The Client agrees to notify Fairholme of the names of any persons whom the Client wishes to have view-only access or any other type of authority relating to the Account and, if Fairholme grants such access or authority, the Client agrees to be bound by any agreements that such persons enter into with Fairholme on behalf of the Client.

16)  Notices and Electronic Delivery of Required and Informational Documents.  (a)  Any notice required or permitted to be given under this Agreement will be sent either (i) in writing to the address set forth on the signature page below or such other address as the receiving party may designate in writing to the other party, (ii) by facsimile (transmission confirmed) to the number set forth on the signature page below, or (iii) by electronic transmission, including by electronic delivery as described below.

(b) (i) By initialing the consent to electronic delivery on the signature page below, the Client consents to Fairholme’s delivery in electronic form (in lieu of a separate mailing of paper copies) of all Account communications that Fairholme is required by law to deliver to the Client in writing, including Fairholme’s  Form ADV Part 2A, privacy policy and any other communication required under the Advisers Act or otherwise (the “Required Documents”).  For the convenience of the Client, Fairholme reserves the right to deliver electronically, and the Client consents to such electronic delivery of, any additional Account communications that are not required by law to be delivered in writing (together with the Required Documents, the “Informational Documents”). The Client may reasonably request from Fairholme paper copies of the Required Documents in addition to those electronically delivered by contacting Fairholme at the address specified on the signature page below or by e-mailing clientservices@fairholme.net.  The Client may revoke consent to electronic delivery of the Required Documents at any time by written notice to Fairholme.  As a result of the Client’s consent, all Required Documents will be delivered to the Client electronically in accordance with these provisions. The Client understands that the establishment of an Account with Fairholme is not conditioned on the Client’s election of electronic delivery for the Required Documents.

(ii)  The Client agrees that electronic delivery of Informational Documents will be good delivery and that the Informational Documents will be deemed received by the Client when an e‑mail notification is sent to the Client’s e-mail address, whether or not the Client actually accesses or views the delivered document.  The Client understands that it is the Client’s responsibility to promptly and carefully review any documents made available to the Client and to notify Fairholme of any errors in the documents within 10 business days of receipts of the documents.  By consenting to electronic delivery of the Informational Documents, the Client acknowledges and warrants that it can access, view and retain the e-mail notifications informing the Client that Informational Documents relating to the Account are available to the Client.  Informational Documents relating to the Account may be viewed electronically via the Internet and printed with a local printer.  The Client may also save Informational Documents relating to the Account by downloading and saving the documents.  In order to receive the e-mail notifications and to access, view and retain eligible documents relating to the Account, the Client will need access to a computer with Internet browser software, Adobe Acrobat ReaderTM, which may be downloaded for free at www.adobe.com, and Internet access (at the cost of the Client).  The Client agrees to use an appropriate Internet browser, such as a recent version of Internet Explorer, and to maintain an active e‑mail address and provide Fairholme with written notice of any change to the Client’s e-mail address.

(iii) The Client acknowledges that an e-mail from Fairholme, its affiliate or its authorized service provider is not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with without the knowledge of the sender or the intended recipient. None of Fairholme, its affiliates or its authorized service providers gives any warranties on these matters. Fairholme, its affiliates and its authorized service providers reserve the right to intercept, monitor and retain e-mail messages to and from its systems as permitted by applicable law. If the Client has any doubts about the authenticity of an e-mail purportedly sent by Fairholme, its affiliates or its authorized service providers, the Client should contact Fairholme immediately.

17)  Headings.  The Section headings or titles in this Agreement are for convenience or reference only, and are not to be considered in construing the terms and provisions of this Agreement.

18)  Counterparts; Facsimile.  This Agreement may be executed in counterparts and all such counterparts, taken together, will constitute valid signatures for this Agreement. Facsimile or electronically scanned signature pages will have the same binding force and effect as original signatures, although, following delivery of this Agreement via facsimile or electronic transmittal, the Client agrees to promptly transmit to Fairholme the executed original of this Agreement and to retain a copy for his/her own records.

19) Severability. If any provision of this Agreement is deemed inconsistent with any law or rule of any governmental or regulatory body having jurisdiction over the subject matter of this Agreement including, without limitation, any federal or state securities authority, the provision will be deemed to be rescinded or modified to the minimum extent necessary to render such provision enforceable . In all other respects, this Agreement will continue and remain in full force and effect.

20) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Florida without regard to the conflict of law principles thereof.

21)  Miscellaneous; Survival. This Agreement, including the Schedules, supersedes prior written or oral agreements between the parties, and constitutes the entire agreement between the parties, with respect to the subject matter of this Agreement. Fairholme’s failure to insist at any time on strict compliance with this Agreement or with any of the terms of this Agreement or any continued course of such conduct on its part will not constitute or be considered a waiver by Fairholme of any of its rights or privileges hereunder.  The provisions of Sections 8 (Scope of Liability), 20 (Governing Law), and 22 (Arbitration Provision) will survive the termination of this Agreement.

22)  Arbitration Provision.  Any controversy or dispute that may arise between the Client and Fairholme concerning any transaction or the construction, performance, or breach of this Agreement will be settled by arbitration. Any arbitration will be under the rules, then applying, of the American Arbitration Association, except to the extent set forth in this Agreement. The arbitration panel will consist of at least three individuals having knowledge of investment advisory activities. The parties agree that any arbitration proceeding under this provision will be held in a location as determined by the rules of the American Arbitration Association. The award of the arbitrators will be final and binding on the parties, and judgment on the award may be entered in any court, state or federal, having jurisdiction.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

FAIRHOLME CAPITAL MANAGEMENT, L.L.C.

Signature:/s/ Wayne Kellner_______________Date: September 4, 2019_______________

Name:                    Wayne Kellner

Title:                      Chief Operating Officer and Chief Financial Officer

The St. Joe Company

/s/ Marek Bakun________________

Marek Bakun___________________

CFO & EVP___________________

 _____________________________

_____________________________

_____________________________

                _____________________________

_____________________________

 August 23, 2019________________



       By initialing this paragraph and providing an e-mail address, the Client consents, in accordance with the provisions of this Agreement, to Fairholme’s delivery of Required Documents in electronic form at Fairholme’s discretion, in lieu of a separate mailing of paper copies until such time as the Client revokes this consent in writing.  The Client understands that there may be security risks in accessing Account information through the Internet and accepts those risks. If the Client elsewhere consents to electronic delivery of Required Documents (such as through the Online Services) either prior or subsequent to the execution of this Agreement, the absence of consent to electronic delivery in this Agreement shall not negate such other consent.  For the convenience of the Client, Fairholme reserves the right to deliver electronically any additional Account communications that are not required by law to be delivered in writing.

Signature:/s/ Marek Bakun________________

Name:                    Marek Bakun___________________

Title:                      CFO & EVP___________________

Address:                 _____________________________

_____________________________

Telephone:             _____________________________

E-mail address

for electronic

delivery:                _____________________________

Facsimile: _____________________________

Date:                      August 23, 2019________________

Please respond to the consent to electronic delivery immediately to the right 

Consent to Electronic Delivery

                By initialing this paragraph and providing an e-mail address, the Client consents, in accordance with the provisions of this Agreement, to Fairholme’s delivery of Required Documents in electronic form at Fairholme’s discretion, in lieu of a separate mailing of paper copies until such time as the Client revokes this consent in writing.  The Client understands that there may be security risks in accessing Account information through the Internet and accepts those risks. If the Client elsewhere consents to electronic delivery of Required Documents (such as through the Online Services) either prior or subsequent to the execution of this Agreement, the absence of consent to electronic delivery in this Agreement shall not negate such other consent.  For the convenience of the Client, Fairholme reserves the right to deliver electronically any additional Account communications that are not required by law to be delivered in writing.

Signature:_____________________________

Name:                    _____________________________

Title:                      _____________________________

Address:                 _____________________________

_____________________________

Telephone:             _____________________________

E-mail address

for electronic

delivery:                 _____________________________

Facsimile:_____________________________

Date:                      _____________________________

Please respond to the consent to electronic delivery immediately to the right 

Consent to Electronic Delivery

                 By initialing this paragraph and providing an e-mail address, the Client consents, in accordance with the provisions of this Agreement, to Fairholme’s delivery of Required Documents in electronic form at Fairholme’s discretion, in lieu of a separate mailing of paper copies until such time as the Client revokes this consent in writing.  The Client understands that there may be security risks in accessing Account information through the Internet and accepts those risks. If the Client elsewhere consents to electronic delivery of Required Documents (such as through the Online Services) either prior or subsequent to the execution of this Agreement, the absence of consent to electronic delivery in this Agreement shall not negate such other consent.  For the convenience of the Client, Fairholme reserves the right to deliver electronically any additional Account communications that are not required by law to be delivered in writing.

Schedule A

Client’S Election for CUSTODIAN and account information

The Client elects to custody the assets of the Account with the following Custodian:

Custodian Name:____________________________________________

Account Number:____________________________________________

Account Title:________________________________________________

Legal Address: _______________________________________________

__________________________________________________________

SCHEDULE B

INVESTMENT GUIDELINES AND RESTRICTIONS

(As of November 1, 2016)

General Guidelines

For the purposes of these Investment Guidelines and Restrictions, the “St. Joe Investment Portfolio” shall refer to all funds that St. Joe collectively places in its investment portfolio custodied with Jefferies, LLC and managed by FTC or FCM.  As of November 1, 2016, the St. Joe Investment Portfolio consisted of three separate accounts created in   the name of The St Joe Company or one of its subsidiaries, custodied with Jefferies LLC and managed by FTC or     FCM.

Compliance with these investment guidelines will be determined, assuming a transaction has occurred, at the time of purchase for each potential investment (or if an investment does not occur on a recognized securities exchange, the date that a binding commitment to execute such transaction is entered into), based on the transaction price.  All investments are to be evaluated under these Investment Guidelines and Restrictions in relation to the cumulative market value of all funds in the St. Joe Investment Portfolio at the time of purchase for the investment.

Specific Restrictions

1.Cash & Cash Equivalents must comprise no less than 25% of the St. Joe Investment Portfolio.  Cash & Cash Equivalents include Cash, Commercial Paper, Deposit accounts, US Treasury Bills, SEC registered Money Market Funds.

2.The aggregate market value of investments in common stock, preferred stock or other equity investments cannot exceed 25% of the St. Joe Investment Portfolio market value at the time of purchase.  In addition, common stock investments shall be limited to exchange-traded common equities, shall not exceed 5% ownership of a single issuer and cumulatively, the common stock held in the St. Joe Investment Portfolio shall not exceed $100,000,000 market value.

3.With the exception of the U.S. Government, the cumulative investment in any one issuer (including investments in the issuer’s bonds, preferred stock, common of other equity) may not exceed 10% of the St. Joe Investment Portfolio.  This amount can be increased to 15% of the St. Joe Investment Portfolio if at least two St. Joe Board Investment Committee members vote in favor of the investment.

4.The average aggregate duration of fixed coupon bonds must be less than ten years.  This is calculated based on the market value of the outstanding fixed bond portfolio at the time of investment.

5.There shall be no investments in shares of any fund advised by FTC or FCM (provided that, except as otherwise required by law, there shall be no restriction on investing in securities or other instruments held by any such fund).

6.The accounts maintained in the name of The St. Joe Company and St. Joe Timberland Company of Delaware, LLC can hold any investment allowed pursuant to these Investment Guidelines.  The account maintained in the name of St. Joe Corporate Services, LLC can only invest in U.S. Treasury Bills and SEC registered Money                         Market Funds.

         Fairholme Capital Management, L.L.C. The St. Joe Company

By:       /s/ Wayne Kellner                                     By:        /s/ Marek Bakun______________

Name: Wayne Kellner                                           Name: Marek Bakun__________________

Title:  Chief Operating & Chief Financial OfficerTitle:  CFO & EVP___________________

Date:  September 4, 2019____________________Date: August 23, 2019________________